Exhibit 2.2

                            STOCK EXCHANGE AGREEMENT

     This Agreement is entered into as of October 9, 1998, among GALLAGHER RESEARCH & DEVELOPMENT COMPANY, a Colorado corporation (the "Company"); GRDC, INC., a Colorado corporation ("GRDC"); and Alton V. Gallagher, Rodney M. Gallagher, James M. Fausnaugh, Douglas Gallagher, Brian Gallagher, Brenda Gallagher, Karin Crowther, Denise Spencer and Eleanor M. Gallagher who are shareholders of the Company (collectively, the "Shareholders").

                                    RECITALS:

     A. The common stock of the Company, no par value, is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under symbol "GRDC." However, the common stock of the Company is not actively traded and there is no market for the common stock.

     B. Pursuant to that certain Agreement and Plan of Merger, MNS Eagle Equity Group V, Inc., a Nevada corporation ("MNS") was merged into the Company effective on January 21, 1998 (the "Merger"), pursuant to an Agreement and Plan of Merger dated December 12, 1997 (the "Merger Agreement"); and as part of the Merger, the Company issued to the shareholders of MNS an aggregate of 273,000 shares of the Company's common stock. Following the Merger, the Shareholders own an aggregate of 1,200,000 shares of the common stock of the Company (the "Control Shares"), as reflected on SCHEDULE A to this Agreement.

     C. Pursuant to that certain Assignment and Indemnity Agreement dated June 8, 1998, the Company transferred all of its assets and liabilities to GRDC, its wholly owned subsidiary, which also assumed all liabilities whatever of the Company, and the Company owns all of the 10,000 shares of common stock, no par value, of GRDC issued and outstanding (the "GRDC Shares").

     D. The principal motivation of the Company in entering into the Merger and becoming publicly held was to enhance the Company's ability to raise capital and to create liquidity in its common stock, among other things; however, due to the volatility of the stock markets, the Company's posture as a public company has been frustrated by the lack of a market in the Company's stock, resulting in consequent inability to raise capital.

     E. The Shareholders, who were the principal owners of the Company prior to the Merger, now wish to exchange substantially all of the Control Shares for the GRDC Shares in order to obtain complete ownership of GRDC, INC. and operate it as a privately held company; and the Board of Directors of the Company has no objection to such exchange.

     NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties set forth below, the parties agree that:

     1. The Exchange of Shares. It is the desire of the Shareholders and of the Board of Directors of the Company that the Shareholders and the Company enter into an exchange of shares (the "Exchange") in which the Shareholders shall transfer to the Company an aggregate of 1,175,000 of the Control Shares (the "Exchange Shares") in exchange for the Company's transfer to them on a ratable basis of all the GRDC Shares. On the effective date of the Exchange, the following shall occur:

     (a) All certificates evidencing the Control Shares shall be surrendered by the Shareholders to the Company for cancellation, which certificates shall either be signed for transfer on the reverse side or shall be accompanied by signed stock powers, in each case signed in the exact name in which the certificate is registered; upon receiving such certificates the 1,175,000 Exchange Shares comprising part of the Control Shares shall be cancelled on the transfer books of the Company and resume the status of authorized and unissued shares. The number of Exchange Shares being transferred to the Company by each Shareholder is reflected on SCHEDULE A to this Agreement.

     (b) Certificates evidencing the 25,000 Control Shares not being cancelled or exchanged but being retained by the Shareholders (the "Balance Shares") shall be issued by the Company at Closing to the Shareholders in the respective denominations reflected on SCHEDULE A to this Agreement, based upon percentage of ownership of the Control Shares; only one certificate to be issued to each Shareholder. Each certificate issued evidencing Balance Shares shall be subject to the same restrictions on transfer and other limitations, if any, as the Control Shares submitted for cancellation; except that, if a Shareholder owns both restricted and unrestricted shares, the Shareholder shall be deemed to retain the unrestricted shares as Balance Shares. However, if the number of unrestricted shares owned by a Shareholder is less than the number of Balance Shares being retained, the Shareholder shall receive two certificates, one unrestricted and the other containing the same restrictions to which the restricted shares now are subject.

     (c) The issued and outstanding certificates registered in the Company's name and evidencing the GRDC Shares shall be cancelled on the books of GRDC, and the GRDC Shares shall be reissued in the names of and delivered to the Shareholders in the respective denominations reflected on SCHEDULE A to this Agreement. The GRDC Shares have not been registered under the Securities Act of 1933, as amended ("Act"), and each certificate evidencing GRDC Shares shall bear a customary form of investment legend restricting transfer thereof except upon registration under the Act or pursuant to an available exemption from such registration requirements.

     2. Effect of This Transaction. The effect of this transaction shall be to transfer ownership of GRDC from the Company to the group of Shareholders, thus restoring to them the ownership of the business now owned and operated in GRDC, and to cancel all of the Control Shares except the Balance Shares.

     3. Shareholder Approval. As soon as reasonably practical, the Secretary of the Company shall call a special meeting of the shareholders of the Company to consider and vote upon the Exchange. The vote requirement shall be that imposed by Colorado law in regard to bulk sales of corporate assets. If shareholder approval is duly obtained at such meeting, this Agreement and the transactions herein contemplated shall be promptly closed following that meeting and all deliveries made as herein called for.

     4. Waiver of Damages or Compensation.

        (a) GRDC and the Shareholders all and severally forever waive the right to claim any money or other damages or recompense of any kind whatsoever from the Company based upon, and each and severally acknowledge and agree that he, she or it has not suffered any money or other damages as a result of, the Merger or any breach or alleged breach of the Merger Agreement, the failure or alleged failure of any of the Company's representations or warranties set forth in the Merger Agreement, or in connection with this Agreement and the transactions herein contemplated. However, nothing herein shall relieve GRDC from any of its obligations or liabilities assumed or existing under the Assignment and Indemnity Agreement, or from any obligations that may exist due to the failure of any warranty or representation made by GRDC in the Assignment and Indemnity Agreement.

        (b) The Company forever waives the right to claim any money or other damages or recompense of any kind whatsoever from GRDC or any of the Shareholders based upon, and acknowledges and agrees that it has not suffered any money or other damages as a result of, any breach or alleged breach of the Merger Agreement by them or any of them, or in connection with this Agreement and the transactions herein contemplated.

        (c) By transferring and surrendering the Exchange Shares to the Company, the Shareholders forever waive any increase in value which might accrue to them as a result of any increase in the value or market price of the shares of capital stock of the Company. By transferring the GRDC Shares to the Shareholders, the Company forever waives any equity interest or other right or interest whatsoever in or to GRDC, including any increase in value which the shares of capital stock of GRDC may ever undergo.

     5. Representations and Warranties. The following representations and warranties of the parties shall survive the Closing.

        (a) The Company represents and warrants that, since transferring its assets and liabilities to GRDC pursuant to the Assignment and Indemnity Agreement, it has not had operations or done any business other than to act as the parent and holding company of GRDC and to perform such acts as are required by law.

        (b) The Company represents and warrants that there are now and at Closing immediately prior to consummation of this Agreement there will be 1,473,000 shares of its common stock issued and outstanding, and the Company has not issued any shares convertible into or exchangeable for its capital stock, or any option or other right entitling any person to acquire shares of its capital stock.

        (c) The Company and GRDC represent and warrant that there are now and will be at Closing an aggregate of 10,000 shares of GRDC's common stock issued and outstanding, and that there are not now issued or outstanding any shares convertible into or exchangeable for GRDC's capital stock, or any option or other right entitling any person to acquire shares of GRDC's capital stock.

        (d) The Company represents and warrants to the Shareholders that the GRDC Shares being transferred to the Shareholders are free and clear of any claim of a third party, or any lien, claim or other encumbrance whatsoever.

        (e) The Company represents and warrants to the Shareholders that there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting GRDC or the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum.

        (f) The Company represents and warrants to the Shareholders that the Company and GRDC have no obligations or debts of any kind, contingent or direct, except as respectively shown on the balance sheets of the Company and GRDC dated as of September 30, 1998.

        (g) Each Shareholder represents and warrants to the Company that the Exchange Shares being transferred to the Company are free and clear of any claim or ownership rights of a third party, or any lien, claim or other encumbrance whatsoever, except for spousal rights created by law, and that he or she has full power and authority to transfer and deliver the Exchange Shares as herein called for.

        (h) Each Shareholder represents and warrants to the Company that the the financial condition and results of operations of the Company are accurately reflected on the Company's balance sheet as of September 30, 1998 and its other financial statements for the nine months ended September 30, 1998, and that the Company has no obligations or debts of any kind, contingent or direct, except as shown on the balance sheet of the Company dated as of September 30, 1998.

        (i) Each Shareholder represents and warrants to the Company that the the financial condition and results of operations of GRDC are accurately reflected on its balance sheet as of September 30, 1998 and its other financial statements for the period ended September 30, 1998, and that GRDC has no obligations or debts of any kind, contingent or direct, except as shown on the balance sheet of GRDC dated as of September 30, 1998.

        (j) Each Shareholder represents and warrants to the Company that he or she, as the case may be, is not owed any salary or other compensation whatever, is not owed any expense reimbursements, and is not owed any stock or other rights in or to the Company.

        (k) The Shareholders represent and warrant to the Company that no one other than Shareholders are officers or directors of the Company or have any operational or day-to-day responsibilities for the Company, and that the representations of the Company herein are true and correct.

     6. Resignations of Officers and Directors, Etc. At the Closing, the existing officers and directors of the Company shall tender their resignations as officers and directors, which resignations shall state that the resigning persons are not owed any compensation, expense reimbursements or stock of any kind, and the following persons shall be elected as the officers and directors of the Company:

     Stephen M. Siedow              DIRECTOR, President, CEO

     7. Reliance by Transfer Agent. Every current and future transfer agent and registrar of the Company's common stock may rely upon this Agreement as authority for the cancellation of the Exchange Shares and their return to the status of authorized and unissued shares.

     8. Closing. Closing of the transactions herein contemplated shall occur and all required deliveries shall be made as soon as possible after the approval of the Company's shareholders is duly obtained. At the Closing:

          (a) The Shareholders shall surrender and transfer the Exchange Shares to the Company as called for in Paragraph 1 hereof;

          (b) The Company shall issue the Balance Shares to the Shareholders as called for in Paragraph 1 hereof;

          (c) The Company shall cancel the GRDC Shares registered in its name and reissue them to the Shareholders as called for in Paragraph 1 hereof;

          (d) The existing officers and directors of the Company shall resign, and the proper persons shall be elected as the officers and directors of the Company, as called for in Paragraph 6 hereof;

     9. Miscellaneous Provisions.

        (a) Notices. Every notice, request and instruction required or permitted under this Agreement shall be in writing and, except as otherwise permitted herein, shall be delivered by registered or certified mail, telegram or cable, overnight air courier or other messenger service which requires the receiver's signature and regularly retains its delivery receipts, or by personal delivery, if to a Shareholder, in care of GRDC, and if to the Company or to GRDC, then as follows:

        If to GRDC:                        1576 South Robb Way
                                           Lakewood, Colorado 80232

        If to the Company                  1576 South Robb Way
          prior to Closing:                Lakewood, Colorado 80232

        If to the Company                  12373 East Cornell Avenue
          after the Closing:               Aurora, Colorado 80014

or to any subsequent address provided by a party or such other persons in accordance with this Paragraph.

        (b) Expenses. Each party shall bear its own costs and expenses in connection with this Agreement, and no party shall be liable to any other party for any costs or expenses incurred in connection with this Agreement.

        (c) Benefit. This Agreement shall be binding upon and inure to the benefit of the Company and GRDC and the Shareholders, and their respective heirs, successors, assigns and legal representatives. The Shareholders acknowledge that other persons who subsequently control or own shares of the Company will be relying upon the representations and warranties of the Shareholders contained herein.

        (d) Governing Law; etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and shall be interpreted as if all parties participated equally in its drafting. Headings appearing in this Agreement are employed for convenience of reference only and shall not be considered in interpreting this Agreement.

        (e) Amendment; Entire Agreement. This Agreement may not be amended or supplemented except by an agreement in writing signed by the Company, GRDC and all the Shareholders. However, once this Agreement has been approved by the shareholders of the Company, no amendment shall alter or change the number of Exchange or Balance Shares, or otherwise materially alter or change any of the terms or conditions of this Agreement. This Agreement contains the entire agreement between the parties.

        (f) Severability. In the event any provision of this Agreement is deemed to be unenforceable for any reason, such provision shall not invalidate the remaining portion of this Agreement, which if possible shall be enforced as if such unenforceable provision never were written.

        (g) Waiver. Any party may waive the satisfaction of any one or more conditions precedent to its obligations hereunder and may waive any other rights hereunder. Any such waiver shall be in writing, signed by the party or the president of the party making the waiver and shall clearly identify the condition precedent or other right being waived. No such waiver shall operate as a subsequent waiver of any other condition precedent or other right.

        (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

        (i) Further Actions. If at any time the Company or GRDC shall consider or be advised that any further assurances in law are necessary or desirable to effect the Exchange or to perfect or confirm title or ownership to the GRDC Shares or Exchange Shares, or to otherwise carry out the provisions of this Agreement, then the proper officers and directors of the Company or GRDC as the case may be or any Shareholder upon request shall execute and deliver to the requesting party any and all such assignments and assurances in law, and do all things necessary or proper to effect the Exchange or to perfect or confirm title.

        (j) No Advice Given. The Survivors and GRDC acknowledge and agree that they have not sought or received any legal or tax advice desired in relation to the proposed Exchange and other transactions contemplated in this Agreement from the Company or any person associated with the Company, but have instead relied on advice and counsel furnished by their own legal, tax, accounting or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Exchange and other transactions contemplated herein.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement and have initialled every preceding page effective as of the date first above written.


    GALLAGHER RESEARCH &                           GRDC, INC.
       DEVELOPMENT COMPANY


By  /s/  Alton V. Gallagher                    By  /s/  Alton V. Gallagher
    -----------------------------                  -----------------------------
    Alton V. Gallagher, President                  Alton V. Gallagher, President

                          SHAREHOLDERS' SIGNATURE PAGE
                                       to
                            STOCK EXCHANGE AGREEMENT
                              Dated October 9, 1998



Alton V. Gallagher                         Rodney M. Gallagher


X /s/  Alton V. Gallagher                  X /s/  Rodney M. Gallagher
  -------------------------------            -----------------------------------
       Signature                                  Signature


James M. Fausnaugh                         Douglas Gallagher


X /s/  James M. Fausnaugh                  X /s/  Douglas Gallagher
  -------------------------------             ----------------------------------
       Signature                                  Signature


Brian Gallagher                            Brenda Gallagher


X /s/  Brian Gallagher                     X /s/  Brenda Gallagher
  -------------------------------            -----------------------------------
       Signature                                  Signature


Karin Crowther                             Denise Spencer


X /s/  Karin Crowther                      X /s/  Denise Spencer
  -------------------------------            -----------------------------------
       Signature                                  Signature


Eleanor M. Gallagher


X /s/  Eleanor M. Gallagher
  -------------------------------
       Signature



                                                        SCHEDULE A
                                                            to
                                   STOCK EXCHANGE AGREEMENT Dated October 9, 1998
                                    Among Gallagher Research & Development Company,
                                           GRDC, INC., and certain individuals



                                     No. of               No. of                No. of               No. of
                                     Control             Exchange               Balance               GRDC
  Shareholder Name                   Shares               Shares                Shares               Shares
--------------------                 -------             --------               -------              ------

Rodney M. Gallagher                  120,000              117,500                2,500                1,000

James M. Fausnaugh                   120,000              117,500                2,500                1,000

Douglas Gallagher                      5,000                4,896                  104                   41

Brian Gallagher                        5,000                4,896                  104                   41

Brenda Gallagher                       5,000                4,896                  104                   42

Karin Crowther                         5,000                4,896                  104                   42

Denise Spencer                         5,000                4,896                  104                   42

Alton V. Gallagher                   470,000              460,208                9,792                3,917

Eleanor M. Gallagher                 465,000              455,312                9,688                3,875
                                   ---------            ---------            ---------            ---------


TOTALS                             1,200,000            1,175,000               25,000               10,000
                                   =========            =========            =========            =========

                                                                                                     Page 9



                                 ACKNOWLEDGMENT


STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Alton V. Gallagher, known to me to be the President of GALLAGHER RESEARCH AND DEVELOPMENT CO., a Colorado corporation, who after being duly sworn declared that he executed the foregoing Stock Exchange Agreement as his free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X /s/  Duane Ruby
  -------------------------------          Commission Expires:  12/8/98
       Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Alton V. Gallagher, known to me to be the President of GRDC, Inc., a Colorado corporation, who after being duly sworn declared that he executed the foregoing Stock Exchange Agreement as his free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public



(SEAL)

STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Alton V. Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X /s/  Duane Ruby
  -------------------------------          Commission Expires:  12/8/98
      Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared James M. Fausnaugh, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X /s/  Duane Ruby                          Commission Expires:  12/8/98
  -------------------------------
       Notary Public



(SEAL)

STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Eleanor M. Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Rodney M. Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X /s/  Duane Ruby
  -------------------------------          Commission Expires:  12-8-98
       Notary Public



(SEAL)

STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Brian Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Karin Crowther, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public


(SEAL)

STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Brenda Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.


X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Denise Spencer, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 10, 1998.



X  /s/  Duane Ruby
   ------------------------------          Commission Expires:  12-8-98
        Notary Public



(SEAL)

STATE OF COLORADO          )
                           )  ss.
COUNTY OF JEFFERSON        )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Douglas Gallagher, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October 17, 1998.


X  /s/  Madonna J. Buss
   ------------------------------          Commission Expires:  9-10-2001
         Notary Public



(SEAL)




STATE OF COLORADO          )
                           )  ss.
COUNTY OF __________       )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared _______________, who after being duly sworn declared that he/she executed the foregoing Stock Exchange Agreement as his/her free act and deed, and that the statements therein set forth are true and correct.

     Sworn to and Subscribed on October __ , 1998.



X                                          Commission Expires:
  -------------------------------
     Notary Public



(SEAL)